UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
100 Crescent Court, Suite 700
Dallas, TX 75201
(Address of principal executive offices)
Registrant’s telephone number, including area code (214) 459-2770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
     On September 10, 2009, the Board of Directors of BearingPoint, Inc. (the “Company”) appointed David Johnston, a director with AlixPartners, LLP (“AlixPartners”) and associated with its affiliate, AP Services, LLC (“APS”), internationally known business and financial advisory firms, as the Company’s Chief Financial Officer, effective immediately. In connection with the appointment of Mr. Johnston as Chief Financial Officer, Kenneth A. Hiltz, also with AlixPartners, will cease to serve as the Company’s Chief Financial Officer effective concurrently with Mr. Johnston’s appointment. Mr. Hiltz will continue to advise the Company on a part-time basis. The Company believes that the appointment of Mr. Johnston as its Chief Financial Officer is consistent with the Company’s plans regarding the liquidation of its business in connection with its bankruptcy proceedings.
     The Company has previously retained AlixPartners and APS to assist the Company with various matters relating to its bankruptcy and previously proposed restructuring. Mr. Johnston has been appointed as the Company’s Chief Financial Officer pursuant to an Agreement for Interim Management and Restructuring Services between the Company and APS, which was previously filed as Exhibit 10.92 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. For Mr. Johnston’s services, the Company will pay APS a fee based on an hourly rate for time worked by Mr. Johnston and will also pay or reimburse APS for reasonable out-of-pocket expenses. Since Mr. Johnston will not be an employee of the Company, Mr. Johnston will not receive any compensation directly from the Company and will not participate in the Company’s employee benefit plans.
     Prior to his appointment as the Company’s Chief Financial Officer, Mr. Johnston, 35, has been supporting the Company with its bankruptcy and restructuring efforts as the restructuring and finance lead since October 2008. Mr. Johnston has held numerous interim management and lead restructuring advisor roles since joining AlixPartners in 1998. Some of his more recent major assignments include serving as the lead restructuring advisor for Remy International “DelcoRemy”, a Tier 1 auto supplier, from 2007 to 2008 and for Calpine Canada, a subsidiary of Calpine Corp., from 2005 to 2007, serving as the Chief Accounting Officer and Controller and post-confirmation wind-down Chief Financial Officer for AT&T Latin America, a provider of telecom services, from 2003 to 2004 and serving as the Senior Vice President of Finance and Treasurer of Sunterra Corporation, a timeshare resort developer, from 2000 to 2002. Prior to joining AlixPartners, Mr. Johnston began his career in Public Accounting with Plante & Moran LLP.
Appointment of Treasurer
     On September 10, 2009, the Board of Directors of the Company appointed Charles N. Braley, a director with AlixPartners, as Treasurer of the Company, effective immediately. The Company believes that the appointment of Mr. Braley as its Treasurer is consistent with the Company’s plans regarding the liquidation of its business in connection with its bankruptcy proceedings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2009	BearingPoint, Inc.
	By:	/s/ John DeGroote
John DeGroote
President

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